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                                   EXHIBIT 5
                    [Georgia-Pacific Corporation Letterhead]

                                 March 23, 1994



To the Board of Directors of
Georgia-Pacific Corporation

Dear Sirs and Mesdames:

         As Senior Vice President-Law and General Counsel of Georgia-Pacific Corporation (the "Corporation"), I have reviewed the proceedings relative to the authorization of the 1994 Employee Stock Option Plan of the Corporation pursuant to which the Corporation has issued and proposes to issue to "key employees" (as defined in the Plan) options to purchase up to 1,000,000 shares of Common Stock, par value $.80 per share, such number of shares to be subject to adjustment upon the occurrence of certain events.

         I am of the opinion that the shares of Common Stock issuable upon the exercise or surrender of such options as described in the Registration Statement under the Securities Act of 1933 have been duly authorized and, when issued in accordance with the provisions of the 1994 Employee Stock Option Plan, will be legally and validly issued, fully paid and nonassessable. I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

         I am a member of the bars of the States of New York and Texas and do not hold myself out to be an expert on the laws of any other state. I express no opinion on the laws of any jurisdiction other than the laws of the States of New York, Texas and Georgia and the federal law of the United States. Insofar as this opinion relates to matters of Georgia law, I have relied on the opinion of even date addressed to me by an attorney in the Law Department of the Corporation licensed to practice law in the State of Georgia.

                                                   Very truly yours,



                                                   /s/ James F. Kelley
                                                   -------------------------
                                                       James F. Kelley
                                                       Senior Vice President-Law
                                                       and General Counsel